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                                                                    EXHIBIT 99.2


                                AGILERA.COM, INC.


                        STOCKHOLDER AND VOTING AGREEMENT


                                   DATED AS OF

                                 MARCH 17, 2000


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                                TABLE OF CONTENTS

1.       Certain Definitions.............................................................................1

2.       Registration Rights.............................................................................5
         2.01     Request for Registration...............................................................5
         2.02     Demand Registrations...................................................................6
         2.03     Piggyback Registrations................................................................7
         2.04     Expenses of Registration...............................................................7
         2.05     Registration Procedures................................................................8
         2.06     Indemnification........................................................................9
         2.07     Other Obligations.....................................................................11
         2.08     180-Day Lockup........................................................................12
         2.09     Termination of Registration Rights....................................................12

3.       Restrictions on Transfer of Stock..............................................................12
         3.01     Transfer of Shares....................................................................12
         3.02     Investors'Pre-Initial Public Offering First Refusal Rights............................12
         3.03     Company's Pre-Initial Public Offering First Refusal Rights............................13
         3.04     Investors'Post-Initial Public Offering First Refusal Rights...........................13
         3.05     Exempt Transactions...................................................................14

4.       Covenants of the Company.......................................................................14
         4.01     Basic Financial Information...........................................................14
         4.02     Additional Information Rights.........................................................15
         4.03     Prompt Payment of Taxes, Etc..........................................................15
         4.04     Maintenance of Properties and Leases..................................................16
         4.05     Insurance.............................................................................16
         4.06     Accounts and Records..................................................................16
         4.07     Independent Accountants...............................................................16
         4.08     Compliance with Laws..................................................................16
         4.09     Maintenance of Corporate Existence, Etc...............................................17
         4.10     New Securities........................................................................17
                  (a)      Right of First Refusal.......................................................17
                  (b)      Ratable Percentage...........................................................17
                  (c)      New Securities...............................................................17
                  (d)      Procedure....................................................................17

5.       Corporate Governance...........................................................................18
         5.01     Board of Directors....................................................................18
         5.02     Meetings of the Board.................................................................20
         5.03     Committees............................................................................20
         5.04     Reimbursement of Expenses.............................................................20
         5.05     Certain Approvals.....................................................................20

6.       Business Plan and Budget.......................................................................20

7.       Reserved Employee Shares.......................................................................21

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8.       Miscellaneous..................................................................................21
         8.01     Governing Law.........................................................................21
         8.02     Successors and Assigns................................................................22
         8.03     Entire Agreement: Amendment and Waiver................................................22
         8.04     Notices, Etc..........................................................................23
         8.05     Delays or Omissions...................................................................24
         8.06     Severability..........................................................................24
         8.07     Counterparts..........................................................................24
         8.08     Termination...........................................................................25
         8.09     Specific Enforcement..................................................................25
         8.10     Arbitration...........................................................................25
         8.11     Use of Verio's Name...................................................................27
         8.12     Coordinatioin of Financial Reporting..................................................27
         8.13     Relationship between Parties..........................................................28
         8.14     Observance of Separate Entity Formalities.............................................29


Exhibit A         Business Plan And Operating Budget
Exhibit B         "Firewall" Procedures For Protection Of Certain Information




















                                       ii
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                        STOCKHOLDER AND VOTING AGREEMENT

         Stockholder and Voting Agreement (this "AGREEMENT") dated as of March 17, 2000, by and among (i) Agilera.com, Inc. (the "COMPANY"), (ii) CIBER, Inc., the holder of all issued and outstanding common stock of the Company as of the date hereof ("CIBER"), (iii) the holders of the Company's Series A Preferred identified on the signature pages hereto (such holders, along with CIBER, the "INVESTORS"), and (iv) the members of the Company's management identified on the signature pages hereto or that have otherwise agreed to be bound by the provisions hereof (the "MANAGEMENT HOLDERS"). The Investors and the Management Holders are referred to collectively as the "STOCKHOLDERS."

         The Investors and the Company are parties to a Series A Convertible Preferred Stock Purchase Agreement dated as of February 29, 2000 (the "PURCHASE AGREEMENT"). The Investors' obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Stockholders and the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.       CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings, which shall be equally applicable to the singular and plural forms thereof, unless the context otherwise requires:

         "AAA" has the meaning set forth in Section 8.10(a).

         "AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person or an officer, director, holder of 10% or more of the outstanding equity securities of such Person, or the parent, spouse or lineal descendant of any of the foregoing.

         "AGREEMENT" has the meaning set forth in the introductory paragraph.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUSINESS PLAN" has the meaning set forth in Article 6.

         "CENTENNIAL" means Centennial Fund VI, L.P., a Delaware limited partnership.

         "CIBER" has the meaning set forth in the introductory paragraph.

         "CIBER DIRECTORS" has the meaning set forth in Section
5.01(a)(ii)(C).

         "CLOSING" means the date of the sale of shares of the Company's Series A Preferred pursuant to the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Company's Common Stock, $.01 par value per share.

         "COMPANY" has the meaning set forth in the introductory paragraph.

         "DEMAND REGISTRATION" has the meaning set forth in Section 2.01.

         "ELECTION PERIOD" has the meaning set forth in Section 3.01.

         "ENTITY" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or other entity.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "GOVERNMENTAL BODY" means any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b)  federal, state, local, municipal or foreign government;

         (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d) multi-national governmental or quasi-governmental organization or body; or

         (e) other body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

         "INCENTIVE OPTION PLAN" has the meaning set forth in Section 7.01(c).

         "INDEMNIFIED PARTY" has the meaning set forth in Section 2.06(c).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 2.06(c).

         "INITIAL INVESTOR STOCK PRO RATA SHARE" means, with respect to an Initial Investor, the percentage that the number of shares of Investor Stock held by such holder

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represents of the aggregate number of all shares of Investor Stock issued to and held by the Initial Investors.

         "INITIAL INVESTORS" means CIBER, Centennial and Verio, or any of them.

         "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock of the Company registered on Form S-1 and filed with the Commission under the Securities Act.

         "INITIATING HOLDERS" means holders of a number of shares of Investor Stock equal to at least 25% of the number of shares of Investor Stock issued to the holders of Series A Preferred on or prior to the later of March 31, 2000 and the Closing (as adjusted for stock splits, stock dividends and similar transactions).

         "INITIATING PARTY" has the meaning set forth in Section 8.10(b).

         "INVESTOR DIRECTORS" has the meaning set forth in Section
5.01(a)(ii)(B).

         "INVESTOR STOCK" means (i) shares of Common Stock owned by the Investors or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock including, without limitation, the Series A Preferred; (iii) shares of Common Stock issued or issuable upon conversion or exercise of warrants, options or other securities of the Company owned by the Investors or any transferee thereof; and (iv) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
(i), (ii) and (iii) above.

         "INVESTORS" has the meaning set forth in the introductory paragraph.

         "LONG FORM REGISTRATION" has the meaning set forth in Section 2.01.

         "MANAGEMENT DIRECTORS" has the meaning set forth in Section 5.01(a)(ii)(A).

         "MANAGEMENT HOLDER" has the meaning set forth in the introductory paragraph.

         "MANAGEMENT RESTRICTED STOCK PURCHASE PLAN" has the meaning set forth in Section 7.01(a).

         "MANAGEMENT STOCK" means (i) shares of Common Stock owned by the Management Holders or any Permitted Transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any options or other securities of the Company owned by the Management Holders; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
(i) and (ii) above.

         "NEW ISSUANCE NOTICE" has the meaning set forth in Section
4.10(d)(i).

         "NEW SECURITIES" has the meaning set forth in Section 4.10(c).

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         "OFFER NOTICE" has the meaning set forth in Section 3.02.

         "OPERATING BUDGET" has the meaning set forth in Article 6.

         "OUTSIDE DIRECTORS" has the meaning set forth in Section
5.01(a)(ii)(D).

         "PERMITTED TRANSFEREE" means with respect to a Management Holder, a member of such Management Holder's immediate family, a trust established for the benefit of members of such Management Holder's immediate family, or a transferee of such Management Holder by will or the laws of intestate succession.

         "PERSON" means any individual, Entity or Governmental Body.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section
2.03(a).

         "PREFERRED STOCK" means preferred stock of the Company.

         "PURCHASE AGREEMENT" has the meaning set forth in the introductory paragraph.

         "RATABLE PERCENTAGE" has the meaning set forth in Section 4.10(b).

         "REGISTRABLE SECURITIES" means the Investor Stock; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Investor Stock that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

         The terms "REGISTERS," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission or by operation of law.

         "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

         "REPORTING ENTITY" has the meaning set forth in Section 8.12.

         "RESPONDENT" has the meaning set forth in Section 8.10(b).

         "RIGHT OF FIRST REFUSAL" has the meaning set forth in Section
4.10(a).

         "RIGHT OF FIRST REFUSAL ELECTION NOTICE" has the meaning set forth in Section 4.10(d)(i).

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         "RULE 13d-1" means Rule 13d-1 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "SECURITIES ACT" means the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SELLING EXPENSES" means all underwriting fees or discounts and selling commissions applicable to the sale of Registrable Securities.

         "SERIES A PREFERRED" means the Company's Series A Convertible Preferred Stock, $.001 par value per share.

         "SHORT FORM REGISTRATION" has the meaning set forth in Section 2.01.

         "SIGNIFICANT HOLDER" has the meaning set forth in Section 4.01.

         "STOCKHOLDER" has the meaning set forth in the introductory paragraph.

         "TOTAL PRO RATA SHARE" has the meaning set forth in Section 3.02.

         "TRANSFER" has the meaning set forth in Section 3.01.

         "TRANSFERRING INVESTOR" has the meaning set forth in Section 3.02.

         "VERIO" means Verio, LLC, a Delaware limited liability company.

2.       REGISTRATION RIGHTS

         2.01 REQUEST FOR REGISTRATION. At any time or times commencing six months after the effective date of an Initial Public Offering, the Initiating Holders may demand and require that the Company effect (a) up to two registrations under the Securities Act utilizing Form S-1 or any similar form (a "LONG FORM REGISTRATION") and (b) an unlimited number of registrations on Form S-3 or any similar form, if available (a "SHORT FORM REGISTRATION") (each a "DEMAND REGISTRATION"), PROVIDED, HOWEVER, that (i) the Initiating Holders shall not have the right to more than one Demand Registration in any consecutive six-month period and (ii) the aggregate offering value of the Registrable Securities requested to be registered under any Demand Registration must equal or exceed $10,000,000. Upon receipt of written notice of such demand, the Company shall promptly give written notice of the proposed registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of

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

Registrable Securities joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company's notice.

         2.02     DEMAND REGISTRATIONS.

                  (a) DEFERRAL OF DEMAND REGISTRATION. The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.01 as soon as practicable after receipt of the demand of the Initiating Holders; PROVIDED, HOWEVER, that if in the good faith judgment of the Board of Directors, such registration would be seriously detrimental to the Company in that such registration would interfere with a primary registration of securities by the Company or otherwise be seriously detrimental to the Company and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board of Directors), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; PROVIDED, HOWEVER, that (i) the Company may not defer the filing for a period of more than 180 days after receipt of the demand of the Initiating Holders;
(ii) the Company shall not exercise its right to defer a Demand Registration more than once in any 12-month period and (iii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under Section 2.03 hereof.

                  (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as a part of their demand made pursuant to Section 2.01 and the Company shall include such information in its written notice to holders of Registrable Securities. The Initiating Holders shall have the right to select the managing underwriter(s) for an underwritten Demand Registration, subject to the approval of the Board of Directors (which shall not be unreasonably withheld or delayed). The right of any holder of Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders shall enter into an underwriting agreement in customary form.

                  (c) PRIORITIES. Except as otherwise set forth herein, the holders of Registrable Securities shall have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering and is not a shelf or evergreen registration, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company shall include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities that in the opinion of such underwriter can be sold

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

without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the outstanding Common Stock held by each such Stockholder (assuming the conversion of the Series A Preferred and the exercise of all options, warrants and similar rights held by such Stockholder).

         2.03     PIGGYBACK REGISTRATIONS.

                  (a) REQUEST FOR INCLUSION. If any time after the Initial Public Offering, but not in connection with the Initial Public Offering, the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.03(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within 20 days after delivery of the Company's notice.

                  (b) UNDERWRITING. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to
Section 2.03(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof and shall be subject to Section 2.03(c). All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  (c) PRIORITIES. The Company shall notify the managing underwriter of any underwritten offering of the existence of the registration rights provided under this Section 2.03 and the number of Registrable Securities requested to be included in such registration pursuant to a Piggyback Registration. If the managing underwriter notifies the Company that Registrable Securities may be included in such underwritten offering without exceeding the amount of securities that can be sold in the offering, then the Registrable Securities shall be included; PROVIDED, HOWEVER, that any securities to be sold by the Company in such offering shall have priority over any Registrable Securities, and the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced pro rata on the basis of the percentage of the outstanding Common Stock held by such Stockholder (assuming the conversion of the Series A Preferred and the exercise of all options, warrants and similar rights held by such Stockholder) and all other holders exercising similar registration rights.

         2.04 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with up to two Long-Form Registrations and all Short Form Registrations and Piggyback Registrations shall be borne by the Company; PROVIDED, HOWEVER, that no registration shall count as one of the Company-paid Long Form Registrations unless the holders of Registrable Securities are able to sell at least 90% of the Registrable Securities

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

requested to be included (unless such inability to sell is caused solely by the fault of the holder or holders requesting registration). All Selling Expenses relating to Registrable Securities and expenses of more than one legal counsel or advisors to the selling Stockholders included in any Demand Registration or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares sold by them.

         2.05 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Article 2, the Company shall keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company shall use its best efforts to:

                  (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, maintain such registration effective for a period of 180 days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

                  (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to a prospectus, as a holder of Registrable Securities from time to time may reasonably request;

                  (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (h) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) in connection with any underwritten Demand Registration, the Company shall enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

         2.06     INDEMNIFICATION.

                  (a) The Company shall indemnify each holder of Registrable Securities, each of such holder's officers, directors, partners, agents, employees and representatives, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article 2, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld or delayed).

                  (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article 2 shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each person who controls the Company within the meaning of Section 15 of the Securities Act, each other such holder of Registrable Securities and each of their officers, directors and partners, and each person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; PROVIDED, HOWEVER, that (x) no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and
(y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent has not been unreasonably withheld).

                  (c) Each party entitled to indemnification under this
Section 2.06 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.06 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section
2.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference, among other things, to whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         2.07 OTHER OBLIGATIONS. With a view to making available the benefits of certain rules and regulations of the Commission that may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees:

                  (a) after its initial registration under the Securities Act, to exercise reasonable best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

                  (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, to remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

                  (c) to use its reasonable efforts to make and keep available public information as defined in Rule 144 at all times from and after 90 days following its initial registration under the Securities Act;

                  (d) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (e) to furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the

Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

         2.08 180-DAY LOCKUP. If requested by the Company or a representative of the underwriters of Common Stock (or other securities) of the Company in connection with the Initial Public Offering, each holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder (other than those included in the registration) for a period specified by the representative of the underwriters, not to exceed 180 days following the effective date of the Initial Public Offering, provided that all officers and directors of the Company and holders of at least two percent of the Company's voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

         2.09 TERMINATION OF REGISTRATION RIGHTS. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article 2 shall not be applicable at such times as all Registrable Securities beneficially owned by such holder of Registrable Securities may be sold under Rule 144 during any three-month period.

3.       RESTRICTIONS ON TRANSFER OF STOCK

         3.01 TRANSFER OF SHARES. Except as otherwise provided herein, no Stockholder shall pledge, mortgage or otherwise encumber any of its shares of stock of the Company, and no Stockholder shall sell, transfer, assign or otherwise dispose of (such sale, transfer, assignment, or other disposal, other than an exempt transaction under Section 3.05 hereof, a "TRANSFER") any interest in any of its shares of stock of the Company except pursuant to the provisions of this Article 3. Subject to the terms and conditions of this
Article 3, each Stockholder agrees not to consummate any such Transfer until 10 days after the delivery to the required parties of an Offer Notice unless the parties to the Transfer have been finally determined pursuant to this
Article 3 prior to the expiration of such 10-day period (the "ELECTION
PERIOD").

         3.02 INVESTORS' PRE-INITIAL PUBLIC OFFERING FIRST REFUSAL RIGHTS. An Initial Investor (as applicable, the "TRANSFERRING INVESTOR") shall only Transfer Investor Stock prior to the Initial Public Offering in compliance with the provisions of this Section 3.02. At least 30 days prior to making any such Transfer, the Transferring Investor shall deliver a written notice (an "OFFER NOTICE") to the other Initial Investors. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of shares of Investor Stock to be transferred and the proposed terms and conditions of such Transfer. Each other Initial Investor may elect to purchase up to its Total Pro Rata Share (as defined below) of the shares of Investor Stock specified in the Offer Notice at a price and on the terms specified therein by delivering written notice of such election to the Transferring Investor as soon as practicable but in any event within 20 days after delivery of the Offer Notice. Any shares not elected to be purchased by the end of such 20-day period shall be reoffered for the 10-day period prior to the expiration of the Election Period by the Transferring Investor on a pro rata basis to the other Initial Investors who have elected to purchase their Total Pro Rata Shares. If any Initial Investors have elected to purchase shares from the Transferring Investor, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 30 days after the expiration of the Election Period. To the extent that the other Initial Investors have not elected to purchase all of the shares specified in the Offer Notice, the Transferring Investor may, within 90 days after the expiration of the Election Period, transfer such shares to the transferees identified in the Offer Notice at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee(s) than offered to the other Initial Investors in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time. Each other Initial Investor's "TOTAL PRO RATA SHARE" shall be the percentage that the number of fully diluted shares of Common Stock of the Company held by such Initial Investor represents of the aggregate of all fully diluted shares of Common Stock of the Company (in each case, assuming the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities, including, without limitation, the Series A Preferred).

         3.03 COMPANY'S PRE-INITIAL PUBLIC OFFERING FIRST REFUSAL RIGHTS. Any Transfer of shares of Common Stock of the Company prior to the Initial Public Offering by any Management Holder shall comply with the provisions of this Section 3.03. At least 30 days prior to making any such Transfer, the transferring Management Holder shall deliver an Offer Notice to the Company. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of shares of Common Stock to be transferred and the proposed terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Common Stock specified in the Offer Notice at a price and on the terms specified therein by delivering written notice of such election to the transferring Management Holder as soon as practicable but in any event within 30 days after delivery of the Offer Notice. If the Company has elected to purchase shares from the transferring Management Holder, the Transfer of such shares shall be consummated as soon as practicable after the delivery of the Company's election notice, but in any event within 30 days after the expiration of the Election Period. To the extent that the Company has not elected to purchase all of the shares specified in the Offer Notice, the transferring Management Holder may, within 90 days after the expiration of the Election Period, transfer such shares to the transferees identified in the Offer Notice at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee(s) than offered to the Company in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time. The Company may assign its rights of first refusal pursuant to this Section 3.03 to the Initial Investors based on their respective Initial Investor Stock Pro Rata Share.

         3.04 INVESTORS' POST-INITIAL PUBLIC OFFERING FIRST REFUSAL RIGHTS. Subsequent to the Initial Public Offering, any Stockholder seeking to Transfer in a single transaction or in a series of related transactions more than five percent of the Company's outstanding

Common Stock (determined on a fully-diluted, as-converted basis) to a single holder or "group" of holders as defined in Rule 13d-1, other than in connection with an underwritten distribution of shares, shall first offer such Common Stock to the Initial Investors pursuant to the procedures set forth in Section 3.02.

         3.05     EXEMPT TRANSACTIONS. The restrictions set forth in this
Article 3 shall not apply to (i) the repurchase of shares by the Company pursuant to the Management Restricted Stock Purchase Plan or the Incentive Option Plan; (ii) transfers of Management Stock to a Permitted Transferee of the transferring Management Holder; PROVIDED, HOWEVER, that such Permitted Transferee shall agree in writing to be bound by such restrictions in connection with subsequent transfers; (iii) transfers by any Initial Investor to a company under its control, (iv) transfers by Centennial to any of its partners or Affiliates or (v) transfers by Verio or CIBER to any of its respective stockholders.

4.       COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees, so long as any Investor Stock is outstanding, as follows:

         4.01 BASIC FINANCIAL INFORMATION. The Company shall, subject to applicable law, including, without limitation, applicable anti-trust laws, furnish the following reports to each holder of Investor Stock representing more than five percent of the outstanding Common Stock of the Company (determined on a fully-diluted and as-converted basis) (a "SIGNIFICANT HOLDER"):

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 60 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, consistently applied, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of recognized national standing selected by the Company.

                  (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company (or the chief accounting officer if no chief financial officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles, consistently applied.

                  (c) As soon as practicable after the end of each monthly accounting period and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and of cash flow of the Company and its subsidiaries, if any, for such month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles, consistently applied, and certified by the chief financial officer of the Company (or the chief accounting officer if no chief financial officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles, consistently applied.

         4.02     ADDITIONAL INFORMATION RIGHTS.

                  (a) The Company shall, subject to the requirements of applicable law, including, without limitation, anti-trust laws, permit each Significant Holder to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  (b) The Company shall deliver the following reports to each Significant Holder:

                      (i) Annually (but in any event at least 30 days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors, which financial plan shall include an operating budget for such fiscal year and an updated five-year strategic plan for the Company.

                      (ii) Concurrently with delivery thereof, copies of all reports and other written material submitted to the Board of Directors.

                      (iii) Concurrently with delivery thereof, copies of all reports or communications delivered to the financial community, including all press releases.

                  (c) Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 4.02; PROVIDED, HOWEVER, that an Investor shall not be prohibited from using any such information for the purpose of generating and delivering portfolio valuation information to its investors.

         4.03 PROMPT PAYMENT OF TAXES, ETC. The Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefore. The Company shall promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company.

         4.04 MAINTENANCE OF PROPERTIES AND LEASES. The Company shall keep its properties and those of its subsidiaries, if any in good repair, working order and condition, reasonable wear and tear expceted, and from tinme to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries shall t all times comply with each material provision of all leases to which any of them occupies property if the breach of such provision would have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

         4.05 INSURANCE. The Company shall keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         4.06 ACCOUNTS AND RECORDS. The Company shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles, consistently applied.

         4.07 INDEPENDENT ACCOUNTANTS. The Company shall retain a "Big Five" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected are terminated, the Company shall promptly thereafter notify the holders of Investor Stock and shall request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another "Big Five" national accounting firm as its independent public accountants. In its notice to the holders of Investor Stock the Company shall state whether the change of accounts was recommended or approved by the Board of Directors or any committee thereof.

         4.08 COMPLIANCE WITH LAWS. The Company and all its subsidiaries shall duly observe and conform to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

         4.09 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their respective businesses.

         4.10     NEW SECURITIES.

                  (a) RIGHT OF FIRST REFUSAL. The Company shall grant to each holder of Investor Stock a right of first refusal ("RIGHT OF FIRST REFUSAL") to purchase such holder's Ratable Percentage of any New Securities that the Company may, from time to time, propose to issue and sell. The Company shall not issue any New Securities except in compliance with the Right of First Refusal.

                  (b) RATABLE PERCENTAGE. Each holder of Investor Stock's "RATABLE PERCENTAGE," for purposes of this Section 4.10(b), is equal to 80% of the fraction obtained by dividing (i) the sum of (A) the aggregate number of shares of Investor Stock outstanding on a fully-diluted and as-converted basis, by (ii) the sum of the total number of shares of Common Stock then outstanding on a fully-diluted and as-converted basis.

                  (c) NEW SECURITIES. Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options, warrants or convertible securities. Notwithstanding the foregoing, New Securities does not include securities issued or issuable (i) under the Management Restricted Stock Purchase Plan or the Incentive Option Plan; (ii) upon the conversion of outstanding Preferred Stock; (iii) pursuant to the Initial Public Offering; (iv) pursuant to a merger, consolidation, acquisition or similar business combination approved by the Company's Board of Directors; (v) in connection with any stock split, stock dividend, or recapitalization; (vi) to a lender or equipment lessor in connection with any loan or lease financing transaction; (vii) in connection with strategic transactions involving the Company and other entities (including (x) mergers, share exchanges, acquisitions or other business combinations, (y) joint ventures, manufacturing, marketing or distribution arrangements or (z) technology transfer or development arrangements); PROVIDED, HOWEVER, that such strategic transactions and the issuance of shares therein, have been approved by Board of Directors; (viii) securities issued to vendors or customers or other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors or (ix) any right, option or warrant to acquire any security convertible into securities excluded pursuant to (i) through (viii) above.

                  (d)      PROCEDURE.

                           (i)  In the event the Company proposes to
         undertake an issuance of New Securities, it shall promptly give each holder of Investor Stock written notice (the "NEW ISSUANCE NOTICE") of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. Each such holder of Investor

         Stock shall have 10 days from the date of receipt of the New Issuance Notice to exercise such holder's Right of First Refusal to purchase up to such holder's respective Ratable Percentage of such New Securities for the price and upon the terms specified in the New Issuance Notice by delivering written notice (the "RIGHT OF FIRST REFUSAL ELECTION NOTICE") to the Company and stating therein the quantity of New Securities to be purchased.

                           (ii) Settlement for the New Securities to be purchased by the holders of Investor Stock pursuant to this Subsection
         (d) shall be made either in cash or cash equivalents or through repayment of indebtedness within 20 days from the holders' date of receipt of the New Issuance Notice; PROVIDED, HOWEVER, that if the terms of payment for the New Securities specified in the New Issuance Notice were for other than cash against delivery or promissory notes payable over time, each such holder of Investor Stock shall pay in cash to the Company the fair market value of such consideration as mutually agreed upon by the Company and a majority of the holders of Investor Stock who elect to purchase New Securities or, if no such agreement is reached, as determined in good faith by the Board of Directors.

                           (iii) At the end of the applicable period of either 10 days after the receipt of New Issuance Notice pursuant to clause
         (i) above or within 10 days after such determination of fair market value pursuant to clause (ii) above, the Company shall have 90 days thereafter to sell the New Securities not elected to be purchased by any holder of Investor Stock at the price and upon the terms no more favorable to the purchasers of such securities then specified in the New Issuance Notice. In the event the Company has not sold some or all of the New Securities within said 90-day period, the Company shall not thereafter issue or sell any unsold New Securities without first offering such securities to the holders of the Investor Stock in the manner provided above.

                           (iv) If any holder of Investor Stock shall have failed to deliver to the Company its Right of First Refusal Election Notice within the time period described in this Subsection (d), such holder shall be deemed to have waived its Right of First Refusal.

5.       CORPORATE GOVERNANCE

         5.01     BOARD OF DIRECTORS.

                  (a) Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                           (i) the Company shall have a Board of Directors comprising initially nine members, and thereafter of not more than 11 members;

                           (ii) the following persons shall be elected to the Company's initial Board of Directors:

                                  (A)  Two representatives designated by the
                  holders of a majority of the outstanding Management Stock (the "MANAGEMENT DIRECTORS"); PROVIDED, HOWEVER, that, until the parties agree to the contrary, the Management Directors shall be the Company's Chief Executive Officer and the Company's Chief Operating Officer;

                                  (B) So long as the Series A Preferred remains outstanding, three representatives designated by the holders of the outstanding Series A Preferred voting as a separate class (the "INVESTOR DIRECTORS"), two of which shall be designated by Verio and one of which shall be designated by Centennial;

                                  (C)  Two representatives designated by CIBER
                  (the "CIBER DIRECTORS"); and

                                  (D) Two independent industry representatives familiar with the applications service provider business; (the "OUTSIDE DIRECTORS"); PROVIDED, HOWEVER, that, until the next annual meeting of the Company's stockholders, both Outside Directors shall be acceptable to each of Verio, CIBER and Centennial;

                           (iii) in the event that any director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board of Directors shall be filled by a majority vote of the Stockholders entitled to elect such director as provided in this Section 5.01; and

                           (iv) if the Stockholders fail to designate a representative to fill a directorship pursuant to the terms of this
         Section 5.01, the election of such director shall be accomplished in accordance with the Company's certificate of incorporation and bylaws and applicable law.

                  (b) Each member of the Board of Directors, as a condition to his or her appointment or nomination, or prior to attending any meeting of the Board of Directors or any committee thereof, shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Company that is generally executed by other similarly situated members of the Board of Directors or, if there are no such other members, a confidentiality agreement in form and substance reasonably satisfactory to the Company. In addition, each such individual shall be subject to the "firewall" procedures for the protection of certain information of the Company, as set forth in EXHIBIT B hereto; PROVIDED, HOWEVER, that such procedures are generally applicable to other similarly situated members of the Board of Directors.

                  (c) To the extent that any provision of the Company's certificate of incorporation or bylaws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the certificate of incorporation or bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

         5.02 MEETINGS OF THE BOARD. Prior to the completion of the Initial Public Offering, the Board of Directors shall meet at least monthly in accordance with an agreed-upon schedule. After the completion of the Initial Public Offering, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule.

         5.03 COMMITTEES. Promptly after the Closing, the Board of Directors shall establish audit, nominating and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type. The audit committee shall not include any of the Management Directors. Each such committee shall include at least one Investor Director and one CIBER Director.

         5.04 REIMBURSEMENT OF EXPENSES. The reasonable travel expenses of each Investor Director (but not any observer of an Investor unless such Investor is no longer represented on the Board of Directors but continues to be a Significant Holder) and each CIBER Director incurred in attending or observing Board of Directors or committee meetings shall be reimbursed by the Company. If the Company adopts any plan or arrangement to compensate its "outside" or "independent" directors generally for service as a director either with cash or with stock options, then the Company shall also extend the same compensation to the Investor Directors and, in the case of stock options, such options shall be freely transferable by the Investor Directors to their respective firms.

         5.05 CERTAIN APPROVALS. The Company's management shall be subject at all times to the direction of the Board of Directors. Without the approval of the Board of Directors, the Company's management shall not take actions: (a) inconsistent with the Business Plan; (b) not in accordance with the Operating Budget and (c) outside of the ordinary course of business of the Company. The approval of each of the Investor Directors and the CIBER Directors shall be required for the appointment of the chief executive officer and chief financial officer of the Company.

6.       BUSINESS PLAN AND BUDGET

         Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the Company shall adopt a strategic business plan detailing, among other things, the scope of the Company's business activities (the "BUSINESS PLAN") and an operating budget covering the initial two-year period of the Company's operations (the "OPERATING BUDGET"), each prepared and approved by CIBER, Verio and Centennial and substantially in the form attached hereto as EXHIBIT A.

7.       RESERVED EMPLOYEE SHARES

         7.01 Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the Company shall take the following actions:

                  (a) Promptly following the Closing, the Company shall approve a stock purchase plan reasonably acceptable to the Board of Directors (the "MANAGEMENT RESTRICTED STOCK PURCHASE PLAN") whereby members of senior management of the Company shall purchase shares of restricted Common Stock. Restricted shares under the Management Restricted Stock Purchase Plan shall be able to be purchased in exchange for a promissory note to pay for all but the par value of the shares, which note shall be with full recourse as to 100% of its principal amount outstanding. The shares shall be subject to the same vesting provisions as the shares under the Incentive Option Plan.

                  (b) Concurrently with the approval of the Management Restricted Stock Purchase Plan, the Company shall reserve five percent of the Company's outstanding shares of Common Stock on a fully diluted basis for issuance under the Management Restricted Stock Purchase Plan and up to 15% of the Company's outstanding shares of Common Stock on a fully diluted basis for issuance under the CIBER Enterprise Outsourcing, Inc. Stock Option Plan (the "INCENTIVE OPTION PLAN"), respectively.

8.       MISCELLANEOUS

         8.01     GOVERNING LAW.

                  (a) This Agreement shall be governed in all respects by the laws of the State of Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of Denver, Colorado. Each party to this Agreement:

                         (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver,

         Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                         (ii) agrees that each state and federal court located in the City and County of Denver, Colorado shall be deemed to be a convenient forum; and

                         (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

                  (d) Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

         8.02 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.03 ENTIRE AGREEMENT: AMENDMENT AND WAIVER. This Agreement and the Purchase Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement shall terminate all prior stockholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Investor and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least two-thirds of the outstanding Investor Stock, and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders; PROVIDED, HOWEVER, that any such amendment, waiver or discharge that adversely affects one or more Investors in a manner different from the manner in which the other Investors are affected shall require the consent such affected Investors.

         8.04 NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:

         if to Verio:                  Verio, LLC.
                                       8005 South Chester Street
                                       Suite 200
                                       Englewood, CO 80112
                                       Attention: Carla Hamre Donelson
                                       Facsimile: (303) 792-3879

         WITH A COPY TO:               Morrison & Foerster LLP
                                       425 Market Street
                                       San Francisco, CA 94105
                                       Attention: Gavin B. Grover
                                       Facsimile: (415) 268-7522

         if to Centennial:             Centennial Fund VI, L.P.
                                       1428 15th Street
                                       Denver, CO  80202
                                       Attention:  General Counsel
                                       Facsimile:  (303) 405-7575

         WITH A COPY TO:               Holland & Hart LLP
                                       555 17th Street, Suite 3200
                                       Denver, CO  80202
                                       Attention:  Betty C. Arkell
                                       Facsimile:  (303) 295-8261

         if to the Company:            Agilera.com. Inc.
                                       400 Inverness Drive South, Suite 300
                                       Englewood, CO  80112
                                       Attention:  President
                                       Facsimile:  (303) 874-1401

         WITH A COPY TO:               Brobeck, Phleger & Harrison LLP
                                       370 Interlocken Boulevard
                                       Suite 500
                                       Broomfield, Colorado 80021
                                       Attention:  Paul Hilton
                                       Facsimile:  (303) 410-2199

         if to CIBER:                  CIBER, Inc.
                                       5251 DTC Parkway, Suite 1400
                                       Englewood, CO  80111
                                       Attention:  Richard A. Montoni
                                       Facsimile:  (303) 267-3899

         WITH A COPY TO:               Davis, Graham & Stubbs, LLP
                                       P.O. Box 185
                                       Denver, CO  80201-0185
                                       Attention:  Wanda J. Abel
                                       Facsimile:  (303) 224-4125

         8.05 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

         8.06 SEVERABILITY. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as of the original counterpart had been delivered.

         8.08     TERMINATION.

                  (a) Except as provided in Section 8.08(b), this Agreement shall terminate upon the successful completion of the Initial Public Offering.

                  (b) Notwithstanding Section 8.08(a), the provisions of this Agreement relating to registration rights (Article 2), Investors' post-Initial Public Offering first refusal rights (Section 3.04) and any definitions contained in Article 1 necessary to give effect to such provisions, as well as Section 5.02 and this Article 8 shall terminate on the tenth anniversary of the date hereof.

         8.09 SPECIFIC ENFORCEMENT. Any holder of Investor Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

         8.10     ARBITRATION.

                  (a) Any controversy or claim arising out of, relating to or in connection with this Agreement or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing Commercial Arbitration rules.

                  (b) It is the express agreement of the parties that the provisions of this Section, including the rules of the AAA, as modified by the terms of this Section, shall govern the arbitration of any disputes arising pursuant to this Agreement. In the event of any conflict between the law of the State of Colorado, the law of the arbitral location, and the United States Arbitration Act (Title 9, U.S. Code), with respect to any arbitration conducted pursuant to this Agreement, to the extent permissible, it is the express intent of the parties that the law of Colorado, as modified herein, shall prevail. Any party (the "INITIATING PARTY") may commence an arbitration by submitting a demand for arbitration under the AAA rules and by notice to the other parties (whether one or more, the "RESPONDENT") in accordance with Section 8.04. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any non-monetary relief sought against the Respondent. After the initial list of issues to be resolved has been submitted, the arbitrators shall permit either party to propose additional issues for resolution in the pending proceedings.

                  (c) The place of arbitration shall be Denver, Colorado, or any other place selected by mutual agreement.

                  (d) The parties shall attempt, by mutual agreement, to nominate a sole arbitrator for confirmation by the AAA. If the parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's demand for arbitration has been communicated to the other party, a board of three arbitrators shall be appointed by the parties jointly or, if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then, within 60 days after the commencement of the arbitration proceeding, one arbitrator shall be appointed by the Initiating Party, one arbitrator shall be appointed by the Respondent, and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. Notwithstanding the foregoing, if any party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the demand for arbitration has been received by the AAA. Any award shall be rendered by a majority of the members of the board of arbitration.

                  (e) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                  (f) The parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims between them with respect to the subject matter of the arbitrated dispute. The parties hereby waive all jurisdictional defenses in connection with any arbitration hereunder or the enforcement of any order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                  (g) With respect to any award issued by the arbitrators pursuant to this Agreement, the parties expressly agree (i) that such order shall be conclusive proof of the validity of the determination(s) of the arbitrators underlying such order, and (ii) that any federal court sitting in Denver, Colorado, or any other court having jurisdiction, may enter judgment upon and enforce such order, whether pursuant to the U.S. Arbitration Act, or otherwise.

                  (h) The arbitrators shall issue to the parties a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision. The arbitrators shall apportion to the Initiating Party and to the Respondent all costs (including attorneys' fees) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy that would be available to a court of law shall be available to the arbitrators. Either party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief that a court of the State of Colorado could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages (the parties specifically agree that punitive damages shall not be available in the event of any dispute).

                  (i) The parties may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief.

                  (j) After the appointment of the arbitrators, the parties to the arbitration shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration, and, to that end, to use and exercise all the same rights, remedies, and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration.

         8.11 USE OF CIBER'S AND VERIO'S NAME. Neither the Company nor any other party hereto shall (a) use in advertising or publicity the name of CIBER or Verio (or any of their respective Affiliates) or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by CIBER or Verio (or any of their respective Affiliates) without the prior written consent of CIBER or Verio, as the case may be, which consent shall not be unreasonably withheld or delayed or (b) represent that any product or service provided by the Company has been approved or endorsed by Verio or CIBER (or any of their respective Affiliates) without the prior written consent of Verio or CIBER, as the case may be, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the Company may disclose: (i) that Verio and CIBER are stockholders of the Company; (ii) the aggregate purchase price paid by Verio in connection with its investment in the Company; (iii) the percentage of the outstanding shares of capital stock of the Company held by CIBER and Verio and (iv) any other information reasonably necessary in connection with the Initial Public Offering or as otherwise required by law.

         8.12     COORDINATION OF FINANCIAL REPORTING.

         For so long as either Verio or Centennial or any of their Affiliates reports the Company's financial results (any such reporting entity, a "REPORTING ENTITY") on a consolidated basis, on an equity basis or otherwise on a basis pursuant to which a portion of the results of operations of the Company appear in the financial results of operations of a Reporting Entity, then:

                  (a) The Company will have its independent auditors perform annual audits of the Company financial statements. The independent auditors' annual audit will include a review of the financial information the Company submits to any Reporting Entity on an annual basis and a statement to any Reporting Entity that they have performed such review, which will include a detail of any and all financial reporting issues noted. The Company shall use its reasonable best efforts to have its independent auditors complete any audit of the Company's annual financial statements and deliver final financial statements (without notes) to the Reporting Entities within 30 business days after the end of the applicable fiscal year and deliver its final audit report complete with notes within 60 business days after the end of such fiscal year. The Company will keep any Reporting Entity informed as to the timing and issues relating to such financial statements on an ongoing basis.

                  (b) Without the prior consent of any relevant Reporting Entity, the Company will not change its fiscal year end.

                  (c) The Company shall provide each Reporting Entity with all financial and other related information reasonably requested by such Reporting Entity and any corresponding auditors or Governmental Body (including information deemed reasonably necessary by any such entity to any obligations under applicable law) on a timetable to be agreed upon from time to time by the parties hereto.

                  (d) The Company shall employ an audit firm that is one of the five largest independent auditing firms (based on audit employees) in the United States to perform an annual independent audit of its financial statements; PROVIDED, HOWEVER, that the Company shall use a firm which is reasonably satisfactory to the Investors in their sole discretion.

                  (e) Representatives of Verio or Centennial may, subject to the requirements of applicable law and at the request and expense of Verio or Centennial, as the case may be, perform financial reviews of the Company, on an approximately quarterly basis, at a mutually convenient time at the Company's executive offices, for the purpose of reviewing the following:

                      (i)      bank reconciliations and cash investments;

                      (ii)     payroll and employee benefits;

                      (iii)    travel and entertainment expenses;

                      (iv)     contracts; and

                      (v) other financial information reasonably requested by Verio or Centennial as the case may be.

         8.13     RELATIONSHIP BETWEEN PARTIES.

                  (a) Nothing in this Agreement or in the Purchase Agreement shall deem Verio and Centennial to be involved in any joint venture or relationship as partners and each of them agrees to take no action inconsistent with the characterization of the Company as a corporation, and the relationship between Verio and Centennial shall be deemed to be solely that of stockholders of the Company.

                  (b) Except to the extent expressly provided herein or in the Purchase Agreement, neither this Agreement nor the Purchase Agreement shall constitute an appointment of any of the parties hereto or thereto as the legal representative or agent of any other party hereto or thereto, nor shall any party hereto or thereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto or thereto.

         8.14 OBSERVANCE OF SEPARATE ENTITY FORMALITIES. The Company shall establish and comply with a set of financial, accounting and corporate policies that (a) observe its character as a separate legal entity from each of Verio, Centennial and CIBER; (b) are similar to those generally established by companies comparable to the Company and (c) are reasonably satisfactory to each of Verio, Centennial and CIBER in their sole discretion. Areas to be addressed by these policies shall include (without limitation):

                  (i) cash management policies and cash investment guidelines that shall be on terms and conditions established comparable to those that would apply in an arms' length transaction, including that all funds are accounted for separately unless otherwise agreed to by the parties;

                  (ii) levels of authorization and approval by management and the Board of Directors for purchases, contracts, check signing, wire transfers and capital commitments;

                  (iii) normal accounting procedures in accordance with generally accepted accounting principles, consistently applied including accrual and recognition of expenses, depreciation, revenue recognition; and

                  (iv) observing all other required formalities of law for a Delaware corporation, including holding any required meetings of its Board of Directors, as well as meetings of stockholders in each case in accordance with the certificate of incorporation and the bylaws of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                 AGILERA.COM, INC.


                                 By: /s/ Robert S. Unger
                                    --------------------------------------------
                                 Name: Robert S. Unger
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 INVESTORS:
                                 CIBER, INC.


                                 By: /s/ Richard A. Montoni
                                    --------------------------------------------
                                 Name: Richard A. Montoni
                                      ------------------------------------------
                                 Title: Chief Financial Officer & Exec. V.
                                        President
                                       -----------------------------------------


                                 VERIO, LLC


                                 By: /s/ Carla Hamre Donelson
                                    --------------------------------------------
                                 Name: Carla Hamre Donelson
                                 Title:   Manager

                                 CENTENNIAL FUND VI, L.P.


                                  By:  Centennial Holdings VI, LLC
                                           Its General Partner

                                  By: /s/ Steven C. Halstedt
                                     -------------------------------------------
                                            Steven C. Halstedt
                                            Managing Principal


                                  CENTENNIAL ENTREPRENEURS FUND VI, L.P.


                                  By: Centennial Holdings VI, LLC,
                                         Its General Partner

                                  By: /s/ Steven C. Halstedt
                                     -------------------------------------------
                                     Steven C. Halstedt
                                     Managing Principal


                                  CENTENNIAL STRATEGIC PARTNERS VI, L.P.


                                 By:  CSP VI Management, LLC
                                         Its General Partner
                                 By:  Centennial Holdings VI, LLC
                                         Its Managing Member

                                  By:  /s/ Steven C. Halstedt
                                     -------------------------------------------
                                       Steven C. Halstedt
                                       Its Managing Principal


                                 CENTENNIAL HOLDINGS I, LLC


                                  By: /s/ Steven C. Halstedt
                                     -------------------------------------------
                                    Steven C. Halstedt
                                     Its President and Managing Member